EXHIBIT 99(a)
                                                                   -------------

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                                                                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                                                                  (In thousands)
                                                                                 (2)
                                                                     (1)       Charged                       Changes
                                                     Balance at  Charged to   to other                       due to       Balance at
                                                      beginning   costs and   accounts    Deductions      acquisitions      end of
                         Description                  of period   expenses   (describe)   (describe)     or dispositions    period
                         -----------                  ---------   --------   ----------   ----------     ---------------    ------
For the year ended December 31,1997

  Allowances deducted from assets

    Accounts receivable (for doubtful receivables)     $ 2,766         165           -       (1,300)(a)            -          1,631

    Inventory (primarily for obsolescence)               4,449       2,611           -       (2,664)(b)            -          4,396

For the year ended December 31,1998

  Allowances deducted from assets

    Accounts receivable (for doubtful receivables)     $ 1,631       1,092           -         (509)(a)            -          2,214

    Inventory (primarily for obsolescence)               4,396       1,434           -       (2,582)(b)            -          3,248

For the year ended December 31,1999

  Allowances deducted from assets

    Accounts receivable (for doubtful receivables)     $ 2,214         688           -         (409)(a)           241(c)      2,734

    Inventory (primarily for obsolescence)               3,248       1,374           -       (1,030)(b)           909(c)      4,501

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    (a)Primarily accounts written off, net of recoveries

    (b)Primarily obsolete parts written off

    (c)Primarily due to the purchase of EFI and Thermal Transfer Products, the sale of Romac and the shutdown of McKenica.


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